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                                                                   EXHIBIT 10.06


                              EMPLOYMENT AGREEMENT


This Agreement resulting in a contract having an Effective Date of March 1, 1996 is executed in the City of Austin, Travis County Texas, by Airfair Publishing, Inc., BEI Holdings, Inc. (hereafter "BEI") , Inventory Merchandising Services, Inc., (hereafter "IMS") and successor companies thereto, collectively hereafter referred to as "Employer" and Fernando Cruz (hereafter referred to as "Employee"). This Agreement presents their mutual promises and forebearances as set forth below:

         1. AGREEMENT - Employer agrees to employ Employee for an indefinite period from the Effective Date of this Agreement, until such period is terminated as provided in Art. 19 hereof. Employee's compensation and other aspects specific to Employee are set forth in Attachment "A" hereto, which is expressly incorporated in its entirety in this Agreement. Employee's responsibilities include those expressly assigned and such other duties expressed or implied from the following.

         2. FULL TIME ATTENTION TO THE BUSINESS - Employee shall devote his or her entire time, attention and ability to the business of Employer during the term of this Agreement. This obligation shall continue in full force regardless of the corporate entity for which Employee is asked to perform services. Employee shall ensure that he or she and any staff supervised adhere to the provisions of this Agreement and all Company policy, especially that regarding confidentiality of Company information, noninterference, noncircumvention and obligations not to compete, as well as the provisions of this Agreement.

         3. CONFIDENTIALITY AND TRADE SECRETS - Employee agrees that Employer has certain proprietary records, material and information, such as customer or client lists, customer/client identity and prospective customer/client identities, methods of doing business, all of which can be trade secrets, and work product, as well as other information concerning Employer's business practices and methodologies, including information relative to doing business with the foregoing, including without limitation the operations, economics, trade secrets, financing and other important factors regarding trade, barter, media, magazine and other publishing, cruises, accommodations and travel, especially with respect to airline personnel and their families, all of which are considered as confidential and proprietary and are valuable business and property rights and agrees that any information disclosed to Employee by Employer, whether written, oral, physical or otherwise, which information is not previously known to Employee, before employment, without obligation of confidence, will not be used or disclosed to others by Employee, except as may be necessary to fulfill the purpose for which it has been disclosed by Employer or if expressly permitted by Employer. Employee understands that some of this protected information may be generated by Employee as a consequence of his or her employment hereunder.

         3.1 Employee agrees the above information is either trade secret or confidential and shall remain the exclusive property of the Employer, and the Employee does hereby agree that he or she will remove any physical or intangible indicia of the above information from the possession of the Employer, during the course of his or her employment, unless expressly authorized. During the course of Employee's employment status and for a period of three (3) years


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thereafter, he or she will not divulge said information in any format to any entity, including persons, corporations, partnerships, etc. other than Employer, nor use such information for herself or himself, or on behalf of any other entity for any purpose, including the noncircumvent, noninterfere, noncompete aspects set forth below.

         4. NONCOMPETITION - Employee agrees that, during the course of his or her employment and for a period of three (3) years after the termination of his or her employment for any reason whatsoever, with or without cause, he or she will not solicit as clients or customers entities which are already agents, representatives, clients or customers of Employer or for which Employer seeks or sought up to the point of termination to establish customer/client status, or act as or become a principal, agent, stockholder, owner, director, officer, or investor in any other relationship or capacity whatsoever in the same or similar business of Employer if located within the territorial limits of the United States of America or Mexico.

         4.1 Employee shall not compete, whether as an owner, stockholder, employee, partner, officer, director or Employee with Employer within the continental United States with Employer by contacting any clients or customers of Employer or current or future offices, conducting business on behalf of Employer, in providing hotel, cruise, magazine and other publications, travel, barter, corporate non cash, trade or media buying or selling services (hereafter "services") or in any business similar to Employer's for three (3) years from the end of Employee's status as such under this AGREEMENT and as set forth below:

         4.2 Employee shall not use nor disclose to any person, firm, association, or corporation, directly or indirectly, the name or address of any present or future customer or customers or clients of Employer hereto or otherwise known to Employer and given herewith to Employee.

         5. NONCIRCUMVENT - Employee (and on behalf of any Employees he or she may have after leaving Employer's employ), agrees that during the period of employment herein and for a period of three (3) years from the date of termination that he or she will not take any action of any nature whatsoever to divert any customer, client or future/prospective customer or client of Employer to do business with another entity other than Employer or to divert a prospective advantage to Employer, that Employee knows about, not to inure to Employer's benefit.

         6. NONINTERFERENCE - Employee for himself or herself and any Employees, including those of their corporation or other controlled entity, agree that during the term of employment and for a period of three (3) years after the date of termination of this employment that he or she will not become involved in any manner with any prospective or actual client or customer of Employer other than to progress Employer's business, nor will he or she interfere with any of Employer's contractual or potential contractual relationships with any entity Employee learns of from its employment with Employer pursuant to this Agreement, whether obtained by virtue of Employee's actions or otherwise. Nor shall Employee cause or attempt to cause such existing or prospective client or customer to deal with Employee or any other entity so that the resources of such client or customer are improperly diverted from Employer. Noninterference, as used herein, is contractual and does not require the severe level of interference, as would be required to support a tortuous interference claim.


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         6.1 Specifically, it is meant by prospective and current clients, vendors and customers, those that Employee learned were in such category through his or her employment with Company, such knowledge not necessarily being considered trade secret, but part of the confidentiality and non use obligation of Employee imposed by Par. 3 of this Agreement.

         7. LIQUIDATED DAMAGES AS A SUPPLEMENT TO NONDISCLOSURE, NONCOMPETE, NONINTERFERE AND NONCIRCUMVENT OBLIGATIONS - It is agreed by the parties hereto that it would be difficult and impracticable to prove the damages resulting from Employee's breach of any of his or her covenants hereunder, such as those not to compete, noncircumvention, confidentiality and noninterference. Accordingly, any breach of these specific covenants shall require the payment to Employer by Employee of the sum of One Hundred and Fifty Thousand Dollars ($150,000.00) for past violations and in addition Employer may seek and obtain relief from a court of appropriate jurisdiction to enjoin (injunction), as it is admitted by Employee that breach of these covenants would be irreparable. This provision for liquidated damages shall not limit the right of Employer to obtain and recover any other damages for breach of any other terms or provisions of this Agreement.

         8. INJUNCTION - Injunction or other remedy available at law or equity in such court of appropriate jurisdiction can be obtained by Employer for any breach of confidentiality, noncircumvention, noncompete and noninterference hereunder with the express agreement by Employee that any bond required to be posted therefor will be sufficient in the amount of no more than One Thousand ($1,000.00) U.S. Dollars. Consequently for these reasons and those set forth in Par. 7 hereof, Employee agrees that, in the event of any breach by Employee of any of the covenants set forth in this Agreement regarding these specific provisions, in addition to money damages from such breach, Employer may apply to any court of competent jurisdiction for the entry of an immediate temporary restraining order (TRO) or an injunction restraining breach of said covenant by Employee with a bond not to exceed One Thousand ($1,000.00) U.S. Dollars as set forth above.

         8.1 Employee agrees that in the event any of the restrictions set forth herein become operative, he or she will be able to engage in another business not requiring a breach hereof for the purpose of obtaining such livelihood.

         9. OPTION TO LIQUIDATED DAMAGES - At its sole option, in the event of a breach of a material provision of any of the noncompete obligations herein, Employer will grant Employee or any of its Employees or their principals the right to so compete at a cost of Three Hundred Fifty Thousand Dollars ($350,000.00) to be paid in advance for such activity taking place any time during the (3) three years after termination.

         10. VALUE OF EMPLOYER'S INFORMATION; REMEDIES FOR BREACH - The parties hereto agree that the services of Employee are unique and extraordinary and that Employer has and will give Employee, under this contractual obligation of confidence, continued access to proprietary, confidential and valuable information. Moreover, Employee expects through his or her efforts hereunder to generate new information of this nature on behalf of Employer and which is not to be used by Employee after employee status termination hereunder since it is subject to the same restructure as if the information was obtained by Employer without the participation of Employee.


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         10.1 Employee will be, in the course of his or her employment, servicing particular actual, prospective and potential vendors, clients and customers on a unique and extraordinary personal basis, thereby putting Employee in a position to cause irreparable damage to Employer if Employee improperly exploits, in breach of this Agreement, any personal relationship with such customer/clients, etc. as a result thereof. Accordingly, the damages and injunction aspects are as set forth above.

         11. NO WAIVER - It is further agreed that the failure of Employer to insist upon strict adherence to one or more or all of the covenants and restrictions herein shall not be construed as a waiver of such covenants or restrictions, nor any others, nor shall such course of action deprive employer of the right thereafter to require strict compliance with same.

         12. SEVERABILITY - In the event that any portion of this Agreement shall be held to be invalid or unenforceable for any reason, it is agreed that such invalidity shall not affect any other portion of this Agreement and that the remaining covenants and restrictions or portions thereof shall remain in full force and effect, including that situation if the invalidity or unenforceability is due to the adjudged unreasonableness of a particular time or area restrictions covered by such covenants by an unappealable court decision, said covenants and restrictions of this Agreement shall nevertheless be effective for such period of time and for such area as may be actually or arguably determined to be reasonable by a court of competent jurisdiction.

         13. ENFORCEMENT, VENUE AND CONTROLLING LAW AND SITUS - The laws of the State of Texas are applicable to the substantive aspects of this Agreement. Employee agrees that he or she will only challenge this Agreement in the Courts of Travis County, State of Texas and expressly agrees that the Agreement is to be at least partially performed in Travis County. Employee also agrees that execution of this Agreement establishes sufficient minimum contacts to establish jurisdiction for extra territorial service of process under Texas law and Employee hereby consents to extra territorial service of process from Texas courts and under Texas law and further agrees that entering into this Agreement constitutes doing business in Texas and establishes venue in Travis County, Texas.

         13.1 The parties hereto also agree that for this Agreement and any other entered into by the parties, a facsimile document and facsimile signature is effective as an original.

         14. SURVIVAL - The expiration of the time periods for Employee's obligations does not terminate this Agreement or the right of Employer or Employee to assert its remedies hereunder for breach. The termination of employment hereunder does not terminate this Agreement or right of Employer or Employee to assert any of their remedies hereunder for breach. In particular the obligations of confidentiality, noncircumvent, noninterference and noncompete, and the provisions herein regarding enforcement of those obligations do not terminate upon termination of employment.

         15. INDEMNIFICATION AND HOLD HARMLESS - Employee agrees to indemnify and hold Employer harmless from any claims, liabilities, suits, administrative actions or damages asserted against Employer and arising from the acts or contracts or omissions of Employee with respect to Employee's breach of any provision herein after the Effective Date of this contract, or


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any acts of Employee prior to the date of employment, which includes all costs of litigation, including reasonable attorney fees in the event that Employee is made a party to a suit brought against it by Employer for any breach of this Agreement, as well as for any suits brought against Employer by third parties for any negligence or deliberate failure caused by Employee's failure to exercise its good faith obligations as an Employee to carry out its duties with at least workmanlike standards of performance.

         16. EMPLOYEE WARRANTY - Employee represents and warrants that: there is no contractual conflict between his or her activities or relationships prior to assuming the duties of this employment except obligations of confidence and which Employee will not unauthorizedly reveal to Employer, which existence of which shall be promptly disclosed to Employer.

         17. WARRANT OF UNDERSTANDING - Employee warrants that he or she has carefully read all the terms herein stated and agrees that the same are necessary for the reasonable and proper protection and operation of Employer's business, that each and every covenant is reasonable with respect to such matter covered and the lengths of time involved, and that irrespective of all other covenants and restrictions, hereinabove provided, shall be operative during the full period of and throughout the geographical area of Employer's business.

         18. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS - If Employee creates any significant intellectual property relating to any business of Employer's during the course of his or her employment hereunder or six months thereafter, he or she agrees, especially in the case of inventions and copyrighted works, to promptly disclose such invention and other intellectual property to Employer. In the case of all intellectual property rights pertaining to such intellectual property developed by Employee during the course of his or her employment and thereafter to the extent necessary. Employee also agrees during the course of his or her employment not to assert any claims to such intellectual property rights nor to use them without permission of Employer.

         19. TERMINATION - The employment status of Employee can be terminated at the will of either party upon notice to the other party upon thirty (30) days notice. Except that if Employee commits any acts which inherently constitute major and material injury to Employer, such as: breaches any of the noncompetition, noncircumvent, noninterfere and confidentiality provisions set forth in Pars. 3-9, above, as well as: nonperformance of the Employee's material duties, failure to carry out material instructions of Employer, any material violation of Employer's company policy (such as engaging in sexual harassment), violation of criminal laws or other defalcation, material violation of the common law duties owed an employer by an employee (other than expressly set forth in this Agreement) and any action constituting a conflict of interest, these will be considered for cause and termination can be effected immediately without notice. The continuing obligations and rights provided under this Agreement shall survive any termination of employment status.

         19.1 With respect to those matters set forth immediately above expressly restrictive to material violation of the common law duties owed an employer by an employee not otherwise set forth in this Agreement), nonperformance of the Employee's material duties and failure to carry out material instructions of Employer, Employee's act or failure to act shall not be considered


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material until written notice regarding such act or omission has been expressly communicated to Employee and Employee has had adequate time to cure such act or omission and has not done so.

         20. EFFECT OF TERMINATION ON COMPENSATION AND RETURN OF ALL PHYSICAL ITEMS RECEIVED FROM EMPLOYER - In the event of termination of employment under this Agreement, Employee shall be entitled to the compensation earned up to the date of termination. Employee shall also ensure that all physical items, both written, printed and otherwise, belonging to Employer which are in Employee's physical possession or control shall be returned forthwith after termination to Employer.

         21. ENTIRE AGREEMENT - This Agreement is the entire agreement between the parties hereto. It may not be changed except by written agreement duly executed by the parties hereto.

         22. APPLICABILITY OF CONSIDERATION - The parties hereto agree that the consideration for this Agreement relating to employment is also largely applicable to the noncompete, nondisclose, noninterfere, and noncircumvent provisions hereof.

         23. EXCEPTIONS: - Notwithstanding the foregoing provisions, for any termination by Employer or by Employee because of material reduction of responsibilities, which is regarded by Employee as constructive discharge, except termination for cause, as defined in Par. 19 above, all the provisions regarding noncompete and noninterference shall expire immediately after such termination. However, the provisions regarding noncircumvention, nonuse and nondisclosure of proprietary confidential information (Pars. 3, 5 and 6 hereof) shall remain in effect and can be enforced as provided in this Agreement.

         23.1 In the event of such termination without cause, Employee shall be immediately entitled to one month salary at the highest compensation rate during employment for each full year of employment, which commenced on August 31, 1994. In the event of a partial year, them compensation shall be based on a percentage of such month's salary based on the percentage of the year worked.

         23.2 With respect to Par. 20 hereof, Employee shall be entitled to receive immediately upon such termination without cause, all nonsalary compensation such as bonuses, overrides, commissions and the like accrued by Employee to date of termination.

         23.3 The provisions of Paragraph 15 above are deleted in their entirety. And Employer hereby indemnifies and holds harmless Employee against any claim or suit initiated against Employee by third parties, while Employee is operating in good faith in the execution of his or her responsibilities hereunder as an Employee.

AGREED by the parties hereto as evidenced by their signatures on the date indicated below.

BEI HOLDINGS, INC.
INVENTORY MERCHANDISING SERVICES, INC.
AIRFAIR PUBLISHING, INC. OR SUCCESSORS IN INTEREST,  collectively
EMPLOYER


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BY:                                     DATE:
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TITLE:                                  DATE:
        ----------------------                -------------------

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EMPLOYEE


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               EXHIBIT A TO EMPLOYMENT AGREEMENT OF FERNANDO CRUZ

1.  JOB TITLE:   Senior Vice President, Airfair Publishing, Inc.

2.  JOB DUTIES:     Employee's responsibilities include those expressly
assigned and such other duties expressed or implied from the following. Employee shall perform the duties customarily associated with such capacity and from time to time and at such place or places as the Company shall designate are appropriate and necessary in connection with such employment. Employee shall duly, punctually and faithfully perform and observe any and all rules, regulations which the Company may now or shall hereafter establish governing the conduct of its business.

3.  COMPENSATION PACKAGE:

      A. BASE SALARY: $60,000 per year with 7% annual increases payable in accordance with the Company's payroll policies.

      B. BONUSES: 1% of Airfair Publishing, Inc.'s Pre-Tax Net Income after Corporate Allocation based upon audited financial statements.

      C.  COMMISSIONS:

         1. One/Tenth of One Percent (.1%) of the Gross Revenues of the currently existing divisions of Airfair Publishing, Inc., payable on a monthly basis.
         2. Five Percent (5%) of the collected income on sales of advertising and/or advertising services agreements.

      D. RESTRICTED STOCK GRANTS AND STOCK OPTIONS: Employee has been granted 50,000 shares of common stock in BEI Holdings, Inc. prior to the dividend of shares in Airfair Publishing, Inc. to BEI shareholders. Also another 100,000 shares of common stock in Airfair Publishing, Inc. will be granted. All aforementioned shares are to be subject to a restricted stock grant agreement, which, among other things, will require certain periods of employment with the Company before the stock can be sold.

4. INTEGRATION: This agreement replaces and supersedes any and all previous agreements between the Employer and Employee.